                                                                  Exhibit (h)(7)

                                 THE GALAXY FUND
                                 ---------------

                            SHAREHOLDER SERVICES PLAN
                     FOR SELECT SHARES AND PREFERRED SHARES

          Section l. Upon the recommendation of Columbia Management Advisors, Inc. ("Columbia"), the administrator of The Galaxy Fund (the "Trust"), any officer of the Trust is authorized to execute and deliver, in the name and on behalf of the Trust, written agreements in substantially the form attached hereto or in any other form duly approved by the Board of Trustees ("Servicing Agreements") with securities dealers, financial institutions and other industry professionals that are shareholders or dealers of record or which have a servicing relationship ("Service Organizations") with the beneficial owners of the Select Shares and/or Preferred Shares of the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves of the Trust (the "Funds"). Pursuant to said Agreements, Service Organizations shall provide shareholder liaison and/or administrative support services as set forth therein to their customers who beneficially own Select Shares and/or Preferred Shares (as described in the Trust's prospectuses) of the Funds in consideration of fees, computed and paid in the manner set forth in the Servicing Agreements, at the annual rate of up to .50% in the aggregate (comprised of up to .25% with respect to shareholder liaison services and up to ..25% with respect to administrative support services) of the net asset value of the Select Shares or Preferred Shares beneficially owned by such customers. Any bank, trust company, thrift institution or broker-dealer is eligible to become a Service Organization and to receive fees under this Plan, including FleetBoston Financial Corporation and its affiliates. All expenses incurred by the Trust with respect to Select Shares and/or Preferred Shares of a particular Fund in connection with Servicing Agreements and the implementation of this Plan shall be borne entirely by the holders of the applicable series of Shares of the Fund. Each Servicing Agreement will provide for a fee waiver by a Service Organization to the extent that the net investment income of a series of Shares of a particular Fund earned in the applicable period is less than the fee due from such series for such period.

          Section 2. Columbia shall monitor the arrangements pertaining to the Trust's Servicing Agreements with Service Organizations in accordance with the terms of the Administration Agreement between Columbia and the Trust. Columbia shall not, however, be obliged by this Plan to recommend, and the Trust shall not be obliged to execute, any Servicing Agreement with any qualifying Service Organization.

          Section 3. So long as this Plan is in effect, Columbia shall provide to the Trust's Board of Trustees, and the trustees shall review, at least quarterly, a written report of the amounts expended pursuant to this Plan and the purposes for which such expenditures were made.

          Section 4. Unless sooner terminated, this Plan shall continue until December 14, 2004 and thereafter shall continue automatically for successive annual periods provided such continuance is approved at least annually by a majority of the Board of Trustees, including a majority of the trustees who are not "interested persons" (as defined in the Investment Company

Act of 1940) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or in any Agreement related to this Plan (the "Disinterested Trustees").

          Section 5. This Plan may be amended at any time with respect to the Select Shares and/or Preferred Shares of any Fund by the Board of Trustees, provided that any material amendments of the terms of this Plan shall become effective only upon the approvals set forth in Section 4.

          Section 6. This Plan is terminable at any time with respect to the Select Shares and/or Preferred Shares of any Fund by vote of a majority of the Disinterested Trustees.

          Section 7. While this Plan is in effect, the selection and nomination of the trustees of the Trust who are not "interested persons" of the Trust shall be committed to the discretion of the Trust's Disinterested Trustees.

          Section 8. This Plan has been adopted by the Trust as of December 14, 2000.

Reapproved:  December 6, 2001, December 5, 2002
Revised:     September 5, 2002, December 4, 2003

                                 THE GALAXY FUND
                                 ---------------

                               SERVICING AGREEMENT

(Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves - Select Shares)

Gentlemen:

          We wish to enter into this Servicing Agreement with you concerning the provision of shareholder liaison and/or administrative support services to your customers ("Customers") who may from time to time beneficially own shares of the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves, designated as such Funds' Class FF
- Special Series 1 shares, Class GG - Special Series 1 shares, Class S-Special Series 1 shares, Class WW - Series 2 shares, Class BB - Special Series 3 shares and Class DD - Special Series 3 shares, respectively, offered by The Galaxy Fund (the "Trust") to financial institutions that are purchasing such shares on behalf of their Customers as described in the applicable prospectuses pertaining to such shares (such shares, which constitute a separate series of shares of the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves (collectively, the "Funds"), are hereinafter referred to as "Select Shares").

          The terms and conditions of this Servicing Agreement are as follows:

          Section 1. You agree to offer to provide one or more of the following shareholder liaison and/or administrative support services to Customers who may from time to time beneficially own Select Shares: (i) processing dividend payments from us on behalf of Customers; (ii) providing information periodically to Customers showing their positions in Select Shares; (iii) arranging for bank wires; (iv) responding to Customer inquiries relating to the services performed by you; (v) providing subaccounting with respect to Select Shares beneficially owned by Customers or the information to us necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or the Shareholder Services Plan related hereto; (viii) aggregating and processing purchase, exchange and redemption requests from Customers and placing net purchase, exchange and redemption orders with our distributor or transfer agent;
(ix) providing Customers with a service that invests the assets of their accounts in Select Shares; and (x) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations. It is understood that not all Customers may require or wish to avail themselves of any or all such services.

          Section 2. We recognize that you may be subject to the provisions of certain laws governing, among other things, the conduct of activities by federally-chartered and supervised banks and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid and, therefore, you will perform only those activities which are consistent with your statutory and regulatory obligations. You will act solely as an agent for, upon the order of, and for the account of, your Customers.

          Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Customers.

          Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or its Select Shares except those contained in the Trust's then current prospectuses and statements of additional information pertaining to Select Shares, copies of which will be supplied to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

          Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for the purchase, redemption, transfer or registration of Select Shares by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

          Section 6. In consideration of the services and facilities provided by you, the Trust will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .15% of the average daily net asset value of the Select Shares of the Funds beneficially owned as of the end of each month by your Customers for whom you are the dealer of record or holder of record or with whom you have a servicing relationship, which fee will be computed at that time. Fees for the Funds will be payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of your Customers' Select Shares will be computed in the manner specified in the Trust's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Select Shares for purposes of purchases and redemptions. The fee rates stated above may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Select Shares including the sale of such Select Shares to you for the account of any Customer or Customers. All fees payable by the Trust under this Agreement with respect to the Select Shares of a particular Fund shall be payable entirely out of the net investment income allocable to such Select Shares, and no shares of the Fund involved, other than the Select Shares, and no other class of shares of the Trust (or a separate series of shares of any such class) shall be responsible for such fees. In addition, by your written acceptance of this Agreement, you agree to and do waive such portion of the fee payable under this Section 6 as is necessary to assure that the amount of such fee which is required to be accrued on any day with respect to your Customers' Select Shares does not exceed the income to be accrued to your Customers' Select Shares on that day.

          Section 7. Any person authorized to direct the disposition of the monies paid or payable by the Trust pursuant to this Agreement will provide to the Board of Trustees of the Trust, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish the Trust or its designees with such information as may be reasonably requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 8. The Trust may enter into other similar Servicing Agreements with any other person or persons without your consent.

          Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Select Shares; (ii) the compensation payable to you hereunder, together with any other compensation payable to you by Customers in connection with the investment of their assets in Select Shares of the Funds, will be disclosed by you to your Customers, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you; (iii) you will not advertise or otherwise promote your Customer accounts primarily as a means of investing in Select Shares or establish or maintain Customer accounts for the primary purpose of investing in Select Shares; (iv) in the event an issue pertaining to this Agreement or the Shareholder Services Plan related hereto is submitted for shareholder approval, you will vote any Select Shares held for your own account in the same proportion as the vote of the Select Shares held for your Customers' accounts; and (v) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by such law.

          Section 10. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. Unless sooner terminated, this Agreement will continue until December 14, 2004 and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 13 hereof. This Agreement is terminable with respect to Select Shares of any of the Funds, without penalty, at any time by the Trust (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 13 hereof) or by you upon notice to the Trust.

          Section 11. All notices and other communications between the parties to this Agreement will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

          Section 12. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts and is nonassignable by the parties hereto.

          Section 13. This Agreement has been approved by vote of a majority of
(i) the Board of Trustees of the Trust and (ii) those trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust and who have no direct or indirect financial interest in the operation of the Shareholder Services Plan adopted by the Trust regarding the provision of support services to the beneficial owners of Select Shares and/or Preferred Shares or in any agreement related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          Section 14. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

          If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Trust, c/o Columbia Management Advisors, Inc., One Financial Center, Boston, MA 02111, Attention: Glen P. Martin.


                                          Very truly yours,


                                          THE GALAXY FUND


                                          By:
Date:                                        -----------------------------------
     ---------------------------------               (Authorized Officer)


                                          Accepted and Agreed to:
                                          (Name of Service Organization)


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                     (Authorized Officer)

                                 THE GALAXY FUND
                                 ---------------

                               SERVICING AGREEMENT

(Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves - Preferred Shares)

Gentlemen:

          We wish to enter into this Servicing Agreement with you concerning the provision of shareholder liaison and/or administrative support services to your customers ("Customers") who may from time to time beneficially own shares of the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves, designated as such Funds' Class FF
- Special Series 2 shares, Class GG - Special Series 2 shares, Class S-Special Series 2 shares, Class WW - Series 3 shares, Class BB - Special Series 4 shares and Class DD - Special Series 4 shares, respectively, offered by The Galaxy Fund (the "Trust") to financial institutions that are purchasing such shares on behalf of their Customers as described in the applicable prospectuses pertaining to such shares (such shares, which constitute a separate series of shares of the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund, Institutional Prime Money Market Fund, Prime Reserves and Tax-Exempt Reserves (collectively, the "Funds"), are hereinafter referred to as "Preferred Shares").

          The terms and conditions of this Servicing Agreement are as follows:

          Section 1. You agree to offer to provide one or more of the following shareholder liaison and/or administrative support services to Customers who may from time to time beneficially own Preferred Shares: (i) processing dividend payments from us on behalf of Customers; (ii) providing information periodically to Customers showing their positions in Preferred Shares; (iii) arranging for bank wires; (iv) responding to Customer inquiries relating to the services performed by you; (v) providing subaccounting with respect to Preferred Shares beneficially owned by Customers or the information to us necessary for subaccounting; (vi) if required by law, forwarding shareholder communications from us (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers; (vii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or the Shareholder Services Plan related hereto; (viii) aggregating and processing purchase, exchange and redemption requests from Customers and placing net purchase, exchange and redemption orders with our distributor or transfer agent; (ix) providing Customers with a service that invests the assets of their accounts in Preferred

Shares; and (x) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations. It is understood that not all Customers may require or wish to avail themselves of any or all such services.

          Section 2. We recognize that you may be subject to the provisions of certain laws governing, among other things, the conduct of activities by federally-chartered and supervised banks and other banking organizations. As such, you may be restricted in the activities you may undertake and for which you may be paid and, therefore, you will perform only those activities which are consistent with your statutory and regulatory obligations. You will act solely as an agent for, upon the order of, and for the account of, your Customers.

          Section 3. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to Customers.

          Section 4. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning the Trust or its Preferred Shares except those contained in the Trust's then current prospectuses and statements of additional information pertaining to Preferred Shares, copies of which will be supplied to you, or in such supplemental literature or advertising as may be authorized by the Trust in writing.

          Section 5. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder for the purchase, redemption, transfer or registration of Preferred Shares by or on behalf of Customers. You and your employees will, upon request, be available during normal business hours to consult with the Trust or its designees concerning the performance of your responsibilities under this Agreement.

          Section 6. In consideration of the services and facilities provided by you, the Trust will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .25% of the average daily net asset value of the Preferred Shares of the Funds beneficially owned as of the end of each month by your Customers for whom you are the dealer of record or holder of record or with whom you have a servicing relationship, which fee will be computed at that time. Fees for the Funds will be payable monthly. For purposes of determining the fees payable under this Section 6, the average daily net asset value of your Customers' Preferred Shares will be computed in the manner specified in the Trust's Registration Statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Preferred Shares for purposes of purchases and redemptions. The fee rates stated above may be prospectively increased or decreased by the Trust, in its sole discretion, at any time upon notice to you. Further, the Trust may, in its discretion and without notice, suspend or withdraw the sale of Preferred Shares including the sale of such Preferred Shares to you for the account of any Customer or Customers. All fees payable by the Trust under this Agreement with respect to the Preferred Shares of a particular Fund shall be payable entirely out of the net investment income allocable to such Preferred Shares, and no shares of the Fund involved, other than the Preferred Shares, and no other class of shares of the Trust (or a separate series of shares of any such class) shall be responsible for such fees. In addition, by your written acceptance of this Agreement, you agree to and do waive such portion of the fee payable under this
Section 6 as is necessary to assure that the amount of such fee which is required to be accrued on any day with respect to your Customers' Preferred Shares does not exceed the income to be accrued to your Customers' Preferred Shares on that day.

          Section 7. Any person authorized to direct the disposition of the monies paid or payable by the Trust pursuant to this Agreement will provide to the Board of Trustees of the Trust, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish the Trust or its designees with such information as may be reasonably requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Trust and its designees (including, without limitation, any auditors designated by the Trust), in connection with the preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by the Trust pursuant hereto, as well as any other reports or filings that may be required by law.

          Section 8. The Trust may enter into other similar Servicing Agreements with any other person or persons without your consent.

          Section 9. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Preferred Shares; (ii) the compensation payable to you hereunder, together with any other compensation payable to you by Customers in connection with the investment of their assets in Preferred Shares of the Funds, will be disclosed by you to your Customers, will be authorized by your Customers and will not result in an excessive or unreasonable fee to you; (iii) you will not advertise or otherwise promote your Customer accounts primarily as a means of investing in Preferred Shares or establish or maintain Customer accounts for the primary purpose of investing in Preferred Shares; (iv) in the event an issue pertaining to this Agreement or the Shareholder Services Plan related hereto is submitted for shareholder approval, you will vote any Preferred Shares held for your own account in the same proportion as the vote of the Preferred Shares held for your Customers' accounts; and (v) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by such law.

          Section 10. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee. Unless sooner terminated, this Agreement will continue until December 14, 2004 and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by the Trust in the manner described in Section 13 hereof. This Agreement is terminable with respect to Preferred Shares of any of the Funds, without penalty, at any time by the Trust (which termination may be by a vote of a majority of the Disinterested Trustees as defined in Section 13 hereof) or by you upon notice to the Trust.

          Section 11. All notices and other communications between the parties to this Agreement will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

          Section 12. This Agreement will be construed in accordance with the laws of the Commonwealth of Massachusetts and is nonassignable by the parties hereto.

          Section 13. This Agreement has been approved by vote of a majority of
(i) the Board of Trustees of the Trust and (ii) those trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Trust and who have no direct or indirect financial interest in the operation of the Shareholder Services Plan adopted by the Trust regarding the provision of support services to the beneficial owners of Select Shares and/or Preferred Shares or in any agreement related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          Section 14. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "The Galaxy Fund" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

          If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Trust, c/o Columbia Management Advisors, Inc., One Financial Center, Boston, MA 02111, Attention: Glen P. Martin.


                                          Very truly yours,


                                          THE GALAXY FUND


                                          By:
Date:                                        -----------------------------------
     ---------------------------------                (Authorized Officer)


                                          Accepted and Agreed to:
                                          (Name of Service Organization)


Date:                                     By:
     ---------------------------------       -----------------------------------
                                                      (Authorized Officer)